POWER OF ATTORNEY

For Executing Forms 3, 4, 5 and 144

              The undersigned hereby constitutes
and appoints each of Chad Phipps, Matthew R. St.
Louis and Liz Crowley, signing singly, as his true and lawful attorney-in-fact, for such period of time that the undersigned is required to file reports pursuant to Section
16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Rule 144 of the Securities Act of 1933, as amended
(the "Securities Act"), due to his affiliation with Zimmer Biomet Holdings, Inc., a
Delaware corporation, unless earlier
revoked by the undersigned in a
signed writing delivered to the
foregoing attorneys-in-fact, to:
1) execute for and on behalf of
the undersigned Form ID, Forms 3, 4
, 5 and 144 and any amendments to previously filed forms in accordance with Section 16(a) of the Exchange Act or Rule 144 of the Securities Act and the rules thereunder;

2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID, Forms 3, 4, 5 and 144 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority as required by law; and

3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

              The undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as
the undersigned could do if personally
present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving
in such capacity at the request of the
undersigned, are not assuming any
of the undersigned's responsibilities
to comply with Section 16 of the
Exchange Act or Rule 144 of the Securities Act.

              IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be
executed as of this 20-Dec-2021.


/s/ Wilfred van Zuilen
Wilfred van Zuilen